UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 12, 2018

Conifer Holdings, Inc.
(Exact name of registrant as specified in its charter)

001-37536	27-1298795
(Commission File Number)	(IRS Employer Identification No.)

550 West Merrill Street, Suite 200, Birmingham, MI 48009
(Address of principal executive offices and zip code)

(248) 559-0840
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

On October 12, 2018, Conifer Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) disclosing, among other things, that on October 12, 2018, the Company completed the offering and sale of an additional $3,300,000 aggregate principal amount of its 6.75% senior unsecured notes due 2023 (the “Additional Notes”) pursuant to the Underwriters’ exercise in full of the Over-Allotment Option. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Original 8-K.

This amendment (the “Amendment”) to the Original 8-K is being filed to include, as an exhibit, the opinion of Honigman Miller Schwartz and Cohn LLP, as counsel to the Company, with respect to the legality of the Additional Notes, which opinion is attached hereto and incorporated herein by reference as Exhibit 5.1. No other changes to the Original 8-K were made. This Amendment should be read in conjunction with the Original 8-K and the Company’s other filings with the Securities and Exchange Commission.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Honigman Miller Schwartz and Cohn LLP
23.1	Consent of Honigman Miller Schwartz and Cohn LLP (included in Exhibit 5.1)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conifer Holdings, Inc.

Dated: October 16, 2018

	By:	/s/ Brian J. Roney
Brian J. Roney
President